SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT is made the ____ day of __________________, 2016,

BETWEEN:

FUNCTION(X), INC., a corporation incorporated under the laws of the State of Delaware

(the “Vendor”)

- and -

PERK INC., a corporation incorporated under the laws of the Province of Ontario

(the “Purchaser”)

WHEREAS:

A.
On February 8, 2016 (the “Viggle Closing Date”), pursuant to a an Asset Purchase Agreement (the “Viggle APA”) entered into between the Vendor and the Purchaser on December 13, 2015, the Purchaser purchased certain assets from the Vendor and in consideration thereof the Purchaser (a) issued to the Vendor 450,468 common shares (“Common Shares”) in the capital of the Purchaser (the “Purchased Shares”); (b) issued to the Vendor 1,000,000 warrants to purchase Common Shares pursuant to a series 1 warrant certificate issued by the Purchaser to the Vendor on the Viggle Closing Date (the “Series 1 Purchased Warrants”); (c) issued to the Vendor 1,000,000 warrants to purchase Common Shares pursuant to a series 2 warrant certificate issued by the Purchaser to the Vendor on the Viggle Closing Date (the “Series 2 Purchased Warrants”, and together with the Purchased Shares and the Series 1 Purchased Warrants, collectively, the “Purchased Securities”); and (d) granted the Vendor the right to receive 2,000,000 Common Shares if certain performance based milestones are achieved by the Purchaser as set out in Section 2.1(b) of the Viggle APA (the “Earn-Out Shares”).

B.
Further, pursuant to Section 2.6(a) of the Viggle APA 562,500 Common Shares (the “Holdback Shares”, and together with the Earn-Out Shares, collectively, the “Contingent Consideration”) were issued to Computershare Trust Company, N.A. (the “Escrow Agent”) on the Viggle Closing Date exclusively for the purpose of securing the Vendor’s indemnification obligations under the Viggle APA. The Holdback Shares are being held by the Escrow Agent in accordance with the terms of an escrow agreement entered into between the Vendor, the Purchaser and the Escrow Agent on the Viggle Closing Date. The Escrow Agent shall, pursuant to Section 2.6(b) of the Viggle APA release the Holdback Shares to the Vendor on February 8, 2017, less the number of any Holdback Shares that have been previously, or could be, sold, cancelled or released to any Buyer Indemnified Party to satisfy indemnification claims under Article X of the Viggle APA.

C.
Upon the terms and subject to the conditions herein contained the Vendor wishes to sell to the Purchaser for cancellation the Purchased Securities and to forfeit its right to receive the Earn-Out Shares and the Holdback Shares.

D.	All defined terms not otherwise defined herein, including in Section 5.1 hereof, shall have the meaning attributed thereto in the Viggle APA.
NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:
ARTICLE 1
PURCHASE AND SALE OF PURCHASED SECURITIES AND FORFEITURE OF CONTINGENT CONSIDERATION
1.1    Purchase and Sale
On the terms and subject to the fulfilment of the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, on the Closing Date, all of the Purchased Securities.
1.2    Forfeiture of Contingent Consideration
On the terms and subject to the fulfilment of the conditions of this Agreement, effective on the Closing Date, the Vendor, on behalf of itself and its successors and assigns, hereby irrevocably forfeits its right and entitlement to the Earn-Out Shares pursuant to Section 2.1(b) of the Viggle APA and the Holdback Shares pursuant to Section 2.6(b) of the Viggle APA and unconditionally releases and discharges the Purchaser and its successors and assigns of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), claims and demands whatsoever whether in law or in equity which it may have against the Purchaser, now or in the future, in relation thereto.
1.3    Consideration and Payment
As consideration for the Purchased Securities and the forfeiture and release provided by the Vendor in Section 1.2 hereof, the Purchaser shall pay to the Vendor $1,300,000 United States Dollars (the “Purchase Price”) by wire transfer on the Closing Date.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
2.1    Representations and Warranties of the Vendor
The Vendor makes the following representations and warranties to the Purchaser and acknowledges that the Purchaser is relying on such representations and warranties in entering into this Agreement and completing the Transactions:
(1)    Organization and Existence: The Vendor is a corporation incorporated, existing and in good standing under the Laws of the jurisdiction of its incorporation.
(1)    Corporate Action: The Vendor has taken all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated by this Agreement to which it is a party and to complete the transfer of the Purchased Securities to the Purchaser free and clear of all Encumbrances and to forfeit its right and entitlement to the Contingent Consideration and to cause all necessary meetings of directors and shareholders of the Vendor, as applicable, to be held for such purpose.
(2)    Validity of Agreement:

(a)
The Vendor has all necessary corporate power to own the Purchased Securities and to enter into and perform its obligations under this Agreement, and has all necessary corporate power to enter into and perform its obligations under any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b)
This Agreement and any other agreements entered into pursuant to this Agreement to which the Vendor is a party constitute legal, valid and binding obligations of the Vendor enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other Laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(1)    No Violation: The execution, delivery and performance by the Vendor of this Agreement and any other agreements or instruments to be delivered or given by it pursuant to this Agreement and the consummation of the Transactions and the fulfilment by the Vendor of the terms, conditions and provisions hereof and thereof will not (with or without the giving of notice or lapse of time, or both):

(a)	contravene or violate or result in a breach or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Vendor under:

(ii)	any applicable Law;

(iii)	any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Vendor;

(iv)	the Organizational Documents or any resolutions of the board of directors or shareholders (or other equity holders) of the Vendor;

(v)	any Consent held by the Vendor or necessary to the ownership of the Purchased Securities; or

(vi)	the provisions of any Contract to which the Vendor is a party or by which the Vendor is, or any of its properties or assets are, bound; or

(b)	result in the creation or imposition of any Encumbrance on any of the Purchased Securities or on the Vendor’s right to receive any of the Contingent Consideration.
(2)    Restrictive Documents: The Vendor is not subject to, or a party to, any document or by‑law or similar organizational document restriction, any Law, any claim, any stockholders’ agreement, voting trust, contract or instrument, any Encumbrance or any other restriction of any kind or character which would prevent the consummation of the Transactions or compliance with the terms, conditions and provisions of this Agreement and any other agreements or instruments to be delivered or given pursuant to this Agreement, which would restrict the ability of the Purchaser to acquire any of the Purchased Securities, other than as contemplated in the Restrictive Legend, or which would restrict the ability of the Vendor to forfeit its right to receive any of the Contingent Consideration.
(3)    Government Consents, Approvals, Notices and Filings: No consent or approval of, giving of notice to, making filings with or taking of any action in respect of or by any Regulatory Authority is required to be obtained or given by the Vendor with respect to the execution, delivery or performance by it of this Agreement, any other agreements or instruments to be delivered or given pursuant to this Agreement or the consummation of the Transactions, other than as contemplated in the Restrictive Legend.
(4)    Third Party Consents, Approvals and Notices: No consent or approval of, or notice to, any person is required to be obtained or given by the Vendor with respect to the execution, delivery or performance by the Vendor of this Agreement, any other agreements or instruments to be delivered or given pursuant to this Agreement or the consummation of the Transactions.
(5)    Title to Purchased Securities: The Purchased Securities are owned by the Vendor with good and marketable title thereto, free and clear of all Encumbrances. The Vendor has the right, power and authority to enter into this Agreement and to sell the Purchased Securities as contemplated in this Agreement, other than restrictions on transfer set forth in the Restrictive Legend. All rights and powers to vote the Purchased Shares are held exclusively by the Vendor. The delivery of the Purchased Securities to the Purchaser pursuant to the provisions of this Agreement on the Closing Date will transfer to the Purchaser valid title thereto, free and clear of all Encumbrances.
(6)    Right to Contingent Consideration: The Vendor’s right to receive the Earn-Out Shares and the Holdback Shares pursuant to Section 2.1(b) and Section 2.6(b), respectively is free and clear of all Encumbrances. The Vendor has the right, power and authority to enter into this Agreement and to forfeit its right to the Contingent Consideration as contemplated in this Agreement.
(7)    Options: Except for the Purchaser’s right under this Agreement, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the Vendor of any of the Purchased Securities or the Vendor’s right to receive the Contingent Consideration.
(8)    Litigation: There are no (i) actions, suits, complaints, claims, investigations, causes of action, subpoenas or proceedings, at Law or in equity, outstanding or, to the knowledge of the Vendor, threatened or pending against the Vendor, or (ii)  orders outstanding against the Vendor which, in either case, prohibit, make illegal or seek to enjoin or restrain the Transactions.
2.2    Representations and Warranties of the Purchaser
The Purchaser hereby makes the following representations and warranties to the Vendor and acknowledges that the Vendor is relying on such representations and warranties in entering into this Agreement and completing the Transactions:
(1)    Organization and Existence: The Purchaser is a corporation incorporated, existing and in good standing under the Laws of the jurisdiction of its incorporation.
(2)    Corporate Action: The Purchaser has taken all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated by this Agreement to which it is a party and to cause all necessary meetings of directors and shareholders of the Purchaser, as applicable, to be held for such purpose.
(3)    Validity of Agreement

(a)
The Purchaser has all necessary corporate power to enter into and perform its obligations under this Agreement, and has all necessary corporate power to enter into and perform its obligations under any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(a)
This Agreement and any other agreements entered into pursuant to this Agreement to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other Laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(4)    No Violation: The execution, delivery and performance by the Purchaser of this Agreement and any other agreements or instruments to be delivered or given by it pursuant to this Agreement and the consummation of the Transactions and the fulfilment by the Purchaser of the terms, conditions and provisions hereof and thereof will not (with or without the giving of notice or lapse of time, or both):

(a)	contravene or violate or result in a breach or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Purchaser under:

(ii)	any applicable Law;

(iii)	any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Purchaser;

(iv)	the Organizational Documents or any resolutions of the board of directors or shareholders (or other equity holders) of the Purchaser;

(v)	any Consent held by the Purchaser; or

(vi)	the provisions of any Contract to which the Purchaser is a party or by which the Purchaser is, or any of its properties or assets are, bound.
(1)    Restrictive Documents: The Purchaser is not subject to, or a party to, any document or by‑law or similar organizational document restriction, any Law, any claim, any stockholders’ agreement, voting trust, contract or instrument, any Encumbrance or any other restriction of any kind or character which would prevent the consummation of the Transactions or compliance with the terms, conditions and provisions of this Agreement and any other agreements or instruments to be delivered or given pursuant to this Agreement.
(2)    Government Consents, Approvals, Notices and Filings: No consent or approval of, giving of notice to, making filings with or taking of any action in respect of or by any Regulatory Authority is required to be obtained or given by the Purchaser with respect to the execution, delivery or performance by it of this Agreement, any other agreements or instruments to be delivered or given pursuant to this Agreement or the consummation of the Transactions.
(3)    Third Party Consents, Approvals and Notices: No consent or approval of, or notice to, any person is required to be obtained or given by the Purchaser with respect to the execution, delivery or performance by the Purchaser of this Agreement, any other agreements or instruments to be delivered or given pursuant to this Agreement or the consummation of the Transactions.
2.3    Survival of Representations and Warranties
All representations, warranties and covenants of the Parties contained herein and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect for the benefit of the Party to which they are made for 12 months. No investigation, inspection or review conducted by, or knowledge of, either Party (or its representatives or agents) in respect of the transactions contemplated herein shall in any way reduce or limit the liability of the other Party in respect of the representations and warranties made by such other Party pursuant to this Agreement.
ARTICLE 3
CLOSING ARRANGEMENTS
3.1    Closing
The Closing shall take place remotely via the exchange of documents and signatures at the Closing Time on the Closing Date, or at such other place as the Vendor and the Purchaser mutually agree upon.
3.2    Actions at Closing
Subject to satisfaction or waiver by the relevant Party of the conditions of Closing set forth herein, at the Closing Time the Transactions shall be completed. The transfer of the Purchased Securities pursuant Section 1.1 hereof and the forfeiture of the Vendor’s right to the Contingent Consideration and release of any claims in relation thereto pursuant to Section 1.2 hereof shall be deemed to take effect as at the Closing Time on the Closing Date.
3.3    Deliveries at the Closing
The Closing is subject to the following deliveries being made at or prior the Closing Time:

(a)	the Vendor shall deliver, or cause to be delivered, to the Purchaser the following, in form and substance satisfactory to the Purchaser (acting reasonably):

(i)
the certificates representing the Purchased Shares, the Series 1 Purchased Warrants and the Series 2 Purchased Warrants duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank;

(ii)
a direction to the Escrow Agent directing it to send the share certificate representing the Holdback Shares to the Purchaser endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank;

(iii)	certified copies of resolutions of the board of directors of the Vendor authorizing the Transactions; and

(iv)
all necessary assurances, transfers, assignments, consents, and any other documents or instruments necessary or reasonably required to effectively carry out the intent of this Agreement and to transfer the Purchased Securities to the Purchaser, free and clear of all Encumbrances, and forfeit its right to receive the Contingent Consideration; and

(b)	the Purchaser shall deliver, or cause to be delivered, to the Vendor the following, in form and substance satisfactory to the Vendor (acting reasonably):

(i)	US$1,300,000 in accordance with Section 1.3 hereof; and

(ii)	certified copies of resolutions of the board of directors of the Purchaser authorizing the Transactions.
ARTICLE 4
POST-CLOSING MATTERS
4.1    Tax Matters
The Vendor and the Purchaser shall each provide the other with: (i) such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for taxes; (ii) each retain and provide the other with any records or other information that may be relevant to such tax return, audit or examination, proceeding or determination; and (iii) any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period.
4.2    Indemnification Under APA
Each of the Vendor and the Purchaser hereby agree that, effective on the Closing Date:

(c)
the obligation of the Vendor to indemnify, defend or hold harmless any Buyer Indemnified Parties pursuant to Section 10.3(a) of the Viggle APA shall terminate, except with respect to knowing and intentional fraud and any breach by the Vendor of the Seller Fundamental Representations (the “Excluded Breaches”);

(d)
Losses sustained or incurred by Buyer Indemnified Parties under Section 10.3 of the Viggle APA, other than in connection with 10.3(a) (except the Excluded Breaches), may continue to be recovered by the Buyer Indemnified Parties in cash (or, at Vendor’s option, in shares of Vendor’s common stock, with such stock priced at the average of closing prices of the Vendor’s common stock for the twenty trading days prior to payment) in accordance with Section 10.8(a)(ii) of the Viggle APA, subject to applicable limitations on indemnification set forth in the Viggle APA; and

(e)
the obligation of the Purchaser to indemnify, defend or hold harmless any Seller Indemnified Parties pursuant to Section 10.4(a) of the Viggle APA shall terminate, except with respect to knowing and intentional fraud and any breach by the Purchaser of the Buyer Fundamental Representations.

ARTICLE 5
INTERPRETATION
5.1    Definitions
In this Agreement, the following terms and expressions will have the following meanings:

(f)
“Agreement” means this asset purchase agreement and all instruments amending it; “hereof”, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Schedule or other subdivision; “Article”, “Section” or “Schedule” of this Agreement followed by a number means and refers to the specified Article, Section or Schedule of this Agreement;

(g)	“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in Toronto, Ontario and New York, New York;

(h)	“Closing” means the completion of the Transactions pursuant to this Agreement at the Closing Time;

(i)	“Closing Date” means the date hereof or such other date as may be agreed to by the Parties in writing, but which date shall be not later than five (5) Business Days after the date of this Agreement;

(j)	“Closing Time” means 10:00 a.m. (Eastern Time) on the Closing Date or such other time on the Closing Date as the Parties may agree upon as the time at which the Closing shall take place;

(k)
“Consent” means a license, permit, approval, consent, certificate, registration or authorization (including, without limitation, those made or issued by a Regulatory Authority, in respect of a Contract, or otherwise);

(l)	“Contract” means any agreement, understanding, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written of oral;

(m)
“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(n)
“Law” means any requirement imposed by statute, regulation, rule, ordinance, by-law, decree, code, policy, judgment, order, ruling, decision, approval, notice, permit, guideline or directive of any Regulatory Authority;

(o)
“Organizational Documents” means, with respect to any person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, charter, by-laws, articles of formation, operating agreement, stockholders’ agreement, partnership agreement, limited partnership agreement, limited liability company agreement, and all constating or similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such person, including any amendments thereto as of the date hereof;

(p)	“Parties” means the Vendor and the Purchaser;

(q)	“person” includes any individual, corporation, company, partnership, firm, joint venture, syndicate, association, trust, Regulatory Authority and any other form of entity or organization;

(r)
“Regulatory Authority” means any government, regulatory or administrative authority, agency, commission, utility or board (federal, provincial, state, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

(s)	“Reorganization” means a merger, amalgamation, arrangement or consolidation of a corporation or other similar type transaction with or into another corporation;

(t)	“Restrictive Legend” means the restrictive legend set forth on each of the certificates representing the Purchased Securities; and

(u)
“Transactions” means the purchase and sale of the Purchased Securities, the Vendor’s forfeiture of its right to receive the Contingent Consideration and all other transactions contemplated by this Agreement.

5.2    Currency
Unless otherwise indicated, all references to dollar amounts in this Agreement are expressed in United Sates currency.
5.3    Governing Law
This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein (without regard to principles of conflict of Laws that would impose the Laws of another jurisdiction. The Parties hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts having jurisdiction to hear appeals therefrom with respect to any matter arising under or related to this Agreement.
5.4    Headings, etc.
The provision of a table of contents, the division of this Agreement into Articles, Sections, Schedules and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
5.5    Number and Gender
Unless the context otherwise requires, any reference to gender shall include both genders and words importing the singular number shall include the plural and vice versa.
5.6    Time of Essence
Time shall be of the essence of every provision of this Agreement.
5.7    Severability
Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

ARTICLE 6
GENERAL
6.1    Notices
(1)    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(a)	if to the Purchaser, to:
Perk Inc.
150 Caroline Street, Suite 406
Waterloo, Ontario N2L 0A5
Attention:     Ted Hastings, CEO
E mail:        ted@perk. com

(b)	if to the Vendor, to:
Function(x), Inc.
902 Broadway, 11th Floor
New York, NY 10010
Attention:     Robert F. X. Sillerman
E mail:        one@rfxs1. com

With a copy to:

Function(x), Inc.
902 Broadway, 11th Floor
New York, NY 10010
Attention:     Mitchell J. Nelson
E mail:        Mitchell@functionxinc. com

(2)    Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as described.
(3)    Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 6.1.
6.2    Assignment
The Purchaser may assign this Agreement and its rights hereunder in whole or in part to any other person; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder. The Vendor may not assign this Agreement or its rights hereunder.
6.3    Expenses
Unless otherwise provided, each of the Parties shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by such Party in connection with the negotiation and settlement of this Agreement and the completion of the Transactions.
6.4    Further Assurances
Each Party shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time after Closing at the expense of the requesting Party for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.
6.5    Entire Agreement
This Agreement, including all Schedules, and the other agreements or instruments to be delivered or given by it pursuant to this Agreement, constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter except provided in this Agreement and the other agreements or instruments to be delivered or given by it pursuant to this Agreement. No reliance is placed by any Party on any warranty, representation, opinion, advice or assertion of fact made by any Party or its directors, officers, employees or agents, to any other Party or its directors, officers, employees or agents, except to the extent that it has been reduced to writing and included in this Agreement or the other agreements or instruments to be delivered or given by it pursuant to this Agreement.
6.6    Waiver, Amendment
Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.
6.7    Persons Bound
This Agreement enures to the benefit of and binds the parties and their respective heirs, executors, administrators, estate trustees, personal and legal representatives, successors and permitted assigns.
6.8    Non-Merger
Except as otherwise provided in this Agreement, the covenants, representations and warranties of the Parties contained herein shall not merge and shall survive the Closing.
6.9    Counterparts
This Agreement may be executed in any number of counterparts, and/or by facsimile or e-mail transmission of Adobe Acrobat files, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.
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IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.

FUNCTION(X), INC.

By:
Name:
Title:

PERK INC.

By:
Name:
Title: